UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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VAXART, INC.

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Realize the Value of your Vaxart Investment by Supporting your Board's Director Nominees

Vaxart is entering a pivotal phase as we demonstrate the potential of our unique oral vaccine platform and capitalize on our innovative scientific advancements. We are moving with urgency to prove that oral delivery is the future of vaccination and realize Vaxart's value.

Our Board and management team are fully focused on the priorities that will drive value for shareholders. Ahead of our upcoming 2026 Annual Meeting of Stockholders, we will be seeking your vote to support our Board of Directors, enabling Vaxart to continue the important work underway.

Advancing Our Oral Vaccine Programs and Creating Shareholder Value

Vaxart is strategically focusing our clinical development on areas where our VAAST platform can drive the greatest patient impact and commercial opportunity.

COVID-19

Our Phase 2b COVID-19 trial, conducted in collaboration with BARDA, has the potential to validate our technology and help redefine how vaccines are delivered.

Norovirus

Our norovirus program represents a significant opportunity in an expanding market where no vaccine currently exists, with opportunities for future clinical development.

Influenza

Our seasonal and avian influenza programs remain in development, serving as important proof points for our platform's ability to compete with market-leading injectables.

Extending Our Runway to Advance Our Mission

Vaxart has taken decisive actions in an evolving regulatory and funding environment to strengthen the Company's financial position and to secure resources to advance our efforts.

Ensuring Funding: In February 2025, BARDA issued a stop-work order for many of the vaccine programs it was supporting, and Vaxart restored funding to continue our ongoing COVID-19 Phase 2b study by April 2025.

Strategic Financing: We developed and established our collaborative partnership with Dynavax (since acquired by Sanofi), which has provided Vaxart with non-dilutive cash in the near-term and the opportunity for additional payments.

Operational Efficiency: We streamlined our footprint by relocating our headquarters and reducing fixed overhead expenses, aligning our internal resources with our highest-priority clinical programs.

Flexible Capital Access: We entered into a $25 million share purchase agreement, providing a flexible tool to bolster our balance sheet and execute against clinical milestones.

Strong Cash Position: We ended the first quarter of fiscal 2026 with approximately $61 million in cash resources, providing a funded runway into the second quarter of 2027.

Vaxart's Board is committed to taking the necessary actions to ensure we can advance programs in a challenging environment. While some of these actions have been difficult – including raising dilutive financing and reducing our headcount – we believe they have kept Vaxart on the path to success.

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Home | Our Qualified Nominees | FAQs | Resources

The Board's Qualified Nominees and What's at Stake

Purpose-Built Leadership Overseeing Value Creation

Vaxart's highly qualified and experienced Board of Directors is active, engaged and committed to acting in the best interests of all Vaxart shareholders.

Together, Vaxart's directors possess deep expertise in vaccine development, regulatory strategy, finance, strategic partnerships and public company governance that will be essential to successfully accelerating value creation at this important moment.

This is a job that requires the right experience and the right expertise. Our directors have both of those.

James Breitmeyer, M.D., Ph.D

Former Chair and Chief Executive Officer, Amplyx

Director since 2026

Track record advancing therapeutic candidates through complex development pathways strengthens the Board's oversight of Vaxart's oral vaccine platform strategy

Kevin Finney

President and Chief Executive Officer, Autobahn Therapeutics, Inc.

Director since 2025

Development leadership experience across the healthcare and life sciences sectors strengthens the Board's oversight of commercialization strategy and capital allocation

Elaine J. Heron, PhD

Former Chief Executive Officer, Amplyx Pharmaceuticals, Inc.

Director since 2022

Extensive experience leading pharmaceutical R&D initiatives and commercializing early-stage innovation strengthens the Board's oversight of clinical pipeline advancement

Steven Lo

President and Chief Executive Officer, Vaxart, Inc.

Director since 2024

Commercialization and pipeline execution expertise and direct leadership of Vaxart's operational strategy strengthens the Board's oversight of Vaxart's long-term growth

W. Mark Watson*

Certified Public Accountant, formerly of Deloitte Touche Tohmatsu

Director since 2022

Background leading audit processes supports the Board's oversight of Vaxart's financial reporting, internal controls, enterprise risk management and regulatory compliance

*Lead Independent Director

David Wheadon, M.D.

Former Senior Vice President, Global Regulatory Affairs, Patient Safety and Quality Assurance, AstraZeneca Plc

Director since 2021

Leadership across global regulatory organizations and industry advocacy groups enhances the Board's ability to navigate complex regulatory environments

Your Support at Our Upcoming Annual Meeting is Critical

Our Annual Meeting has been scheduled for July 16, 2026. Your vote will be especially important to ensure you can realize the value of your Vaxart investment.

A group of shareholders has nominated three candidates of their own to replace half of the directors on our Board.

Our Nominating and Governance Committee and Board reviewed their nominees and determined that none of them are qualified to join our Board.

The unqualified candidates have:

- **No** public company experience
- **No** clinical-stage pharmaceutical experience
- **No** financial management experience
- **No** capital markets experience
- **No** regulatory experience

Replacing any of our highly qualified directors with candidates who do not have the qualifications to steward a public company or a clinical-stage biotechnology company would be a value-destructive mistake. We need you to take action to realize the value of your Vaxart investment by supporting our Board's director nominees.

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Campaign Management
(855) 264-1527

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Home Our Qualified Nominees FAQs Resources

Frequently Asked Questions

What differentiates Vaxart's oral vaccine platform and what impact could it have?

- Vaxart is dedicated to advancing vaccine science to create safe, effective and accessible solutions that protect communities worldwide and empower people to lead healthier lives.
- We are developing a range of oral recombinant pill vaccines based on our innovative delivery platform. We have the possibility to fundamentally redefine how people receive vaccines.
- Vaxart is strategically focusing our clinical development on areas where our VAAST platform can drive the greatest patient impact and commercial opportunity.

What is the primary focus of the upcoming sentinel readout? When will we get more information?

- The primary purpose of the sentinel cohort is to evaluate safety and immunogenicity.
- The initial readout from this sentinel cohort will cover topline safety and efficacy measures.
- While there will be efficacy-related measures reported, this 400-person sentinel cohort will not provide a statistically significant comparison between Vaxart's oral pill and mRNA vaccines.
- More definitive insights are expected to come from our main cohort of approximately 5,000 participants, which is designed and powered to evaluate relative efficacy and safety.
- We anticipate the primary efficacy and safety data readout from this larger group in early 2027.

Do the Board and management believe near-term stock price appreciation is a priority, and how are you squaring that with your longer-term strategy?

- Our Board and management team are always focused on creating shareholder value, and we are confident the steps we are taking now to advance our pipeline are helping us do that.
- While we are making significant progress, we understand there is more work to do.
- We are moving with urgency, and we are committed to disciplined execution to realize the market potential of our platform and the opportunities that lie ahead for our shareholders.

How does management think about balancing dilution risk with the need to preserve flexibility across multiple programs? When would Vaxart consider raising capital?

- Our capital allocation strategy balances discipline with the advancement of science, with the goal of positioning the company for stronger strategic and financial outcomes over time.
- As a clinical stage company, we need sufficient cash runway to achieve our goals.
- We continue to actively pursue non-dilutive funding and partnerships, as demonstrated by our BARDA support and the Dynavax collaboration, which provide meaningful validation and capital.
- Our recent agreement with Lincoln Park Capital is another good example, and it's intended to provide access to capital as needed, rather than requiring us to raise funds all at once.

Does Vaxart plan to use the capital from Lincoln Park for a specific purpose?

- The use of proceeds would be determined based on need at the time of the sale, with the goal of creating value.
- This could include any number of our existing priorities, such as ongoing clinical operations, pipeline development, or working capital to maintain financial flexibility.

What's the plan and timeline for relisting on NASDAQ? How would Vaxart achieve that?

- Our focus is on executing our strategy and advancing our clinical programs, which we believe are the primary drivers of long-term value.
- We will continue to assess relisting based on market conditions and the company's progress, with the goal of acting in the best interests of shareholders.

Why should shareholders have confidence in the current Board to create value going forward?

- This is an important time for Vaxart, and it is critical to have the right people leading the charge. This is not a job for director candidates who lack the relevant experience and expertise.
- Our Board is fully focused on the priorities that will drive value, bringing specific clinical, regulatory and operational expertise required to navigate vaccine development.
- Our Board strongly believes in the future of our Company and the ability of our oral vaccine programs to improve health outcomes and create shareholder value.

How did recent Board changes align with shareholder interests?

- The recent addition of Dr. James B. Breitmeyer is a prime example of our Board's commitment to high-level expertise and ongoing refreshment that is aligned with shareholder interests.
- Dr. Breitmeyer brings over 35 years of directly applicable clinical and regulatory experience to our oversight efforts. We believe this specialized institutional knowledge is vital as we move through high-stakes clinical milestones.

What do you think about the dissident director nominees?

- Our Nominating and Governance Committee and Board reviewed the dissident nominees and determined that none of them are qualified to join our Board.
- We believe replacing any of our highly qualified directors with candidates who do not have the minimum qualifications to steward a public company would be a value-destructive mistake.
- Vaxart's directors are industry veterans who have "been there, done that," with strong track records of developing and commercializing pharmaceutical solutions.
- Together, they bring scientific credibility and institutional knowledge that are essential to advancing our oral vaccine programs, navigating complex regulatory environments and managing our financial position through critical stages of development.

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Campaign Management
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Resources

Press Releases

MAY 19, 2026
Vaxart Files Preliminary Proxy Statement and Issues Open Letter to Shareholders

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Shareholder Letters

MAY 19, 2026
Letter to Vaxart Shareholders

View PDF

SEC Filings

MAY 19, 2026
Preliminary Proxy Statement

View PDF

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Vaxart, Inc.
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Vaxart is entering a pivotal phase to demonstrate potential of our unique oral vaccine platform and capitalize on our innovative scientific advancements. We have the right Board to lead us through this critical strategic juncture, and we are moving with urgency to create value for shareholders.

Our shareholders' support will be critical to ensure we remain positioned for success and able to realize Vaxart's value. Learn more, including additional legal information, at vote.vaxart.com.

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$VXRT is entering a pivotal phase to demonstrate the potential of our unique oral vaccine platform. We need our shareholders' support, so our Board can continue working with urgency to capture the opportunities ahead and create value. Learn more: vote.vaxart.com

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About Vaxart

Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Vaxart vaccines are designed to be administered using pills that can be stored and shipped without refrigeration and eliminate the risk of needle-stick injury. Vaxart believes that its proprietary pill vaccine delivery platform is suitable to deliver recombinant vaccines, positioning the Company to develop oral versions of currently marketed vaccines and to design recombinant vaccines for new indications. Vaxart’s development programs currently include pill vaccines designed to protect against coronavirus, norovirus, and influenza, as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immune-oncology indication. Vaxart has filed broad domestic and international patent applications covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 agonists.

Cautionary Language Concerning Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” provisions created by those sections, that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this communication regarding Vaxart’s strategy, prospects, plans and objectives, results from preclinical and clinical trials, commercialization agreements and licenses, and beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “should,” “believe,” “could,” “potential,” “will,” “expected,” “anticipate,” “plan,” “target,” “seek,” “intend,” “may,” “predict,” “project,” “would,” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to Vaxart’s ability to develop and commercialize its product candidates, including its vaccine booster products; Vaxart’s expectations regarding clinical results and trial data, and the timing of receiving and reporting such clinical results and trial data; Vaxart’s expected timing for future clinical trials; and Vaxart’s expectations with respect to the effectiveness of its product candidates; expectations regarding collaborations, including the collaboration with Dynavax; expectations regarding the pursuit of strategic partnerships and external funding opportunities for Vaxart’s programs; expectations regarding government funding; and expectations regarding Vaxart’s capital resources and funded runway. Vaxart may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, including uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates, and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; decisions by regulatory authorities impacting labeling, manufacturing processes, and safety that could affect the availability or commercial potential of any product candidate, including the possibility that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s product candidates may not achieve broad market acceptance; that a Vaxart collaborator may not attain development and commercial milestones; that Vaxart or its partners may experience manufacturing issues and delays due to events within, or outside of, Vaxart’s or its partners’ control; difficulties in production, particularly in scaling up initial production, including difficulties with production costs and yields, quality control, including stability of the product candidate and quality assurance testing, shortages of qualified personnel or key raw materials, and compliance with strictly enforced federal, state, and foreign regulations; that Vaxart may not be able to obtain, maintain, and enforce necessary patent and other intellectual property protection; that Vaxart’s capital resources may be inadequate; Vaxart’s ability to resolve pending legal matters; Vaxart’s ability to obtain sufficient capital to fund its operations on terms acceptable to Vaxart, if at all; the impact of government healthcare proposals and policies; competitive factors; and other risks and uncertainties described in the “Risk Factors” sections of Vaxart’s most recent Annual Report on Form 10-K, including amendments thereto, and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. Vaxart undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Important Additional Information and Where to Find It

Vaxart intends to file a preliminary proxy statement and a white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC IN CONNECTION WITH THE ANNUAL MEETING CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Stockholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.vaxart.com/financials-filings/sec-filings.

Participant Information

The Company, each of its directors (Steven Lo (President, Chief Executive Officer and Principal Executive Officer, and Director), Kevin P. Finney, Elaine J. Heron, Ph.D., W. Mark Watson, David Wheadon, M.D., and James B. Breitmeyer, M.D., Ph.D.) and four of its executive officers in addition to Mr. Lo (Jeroen Grasman (Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer), Sean Tucker, Ph.D. (Senior Vice President and Chief Scientific Officer), Edward B. Berg (Senior Vice President and General Counsel), James Cummings, M.D. (Chief Medical Officer)) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Annual Meeting. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Executive Officers,” “Election of Directors,” “Executive Compensation,” “Director Compensation,” and “Security Ownership of Certain Beneficial Owners and Management” in the Company’s Amendment No. 1 to the Annual Report on Form 10-K, filed with the SEC on April 30, 2026 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found in the Statement of Change in Ownership on Form 4 filed with the SEC on May 1, 2026 with respect to Dr. Breitmeyer, available here through the SEC’s website and the Company’s investor relations website.

Investor Contact

Michael Fein

Campaign Management

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Media Contact

Aaron Palash / Adam Pollack

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